Exhibit 14

                  CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
                       First Niagara Financial Group, Inc.

                                 I. INTRODUCTION

This "Code of Ethics for Senior Financial Officers" ("Code") was approved and adopted by the Board of Directors of First Niagara Financial Group, Inc. ("FNFG") on October 21, 2003. Its purpose is to ensure that the Senior Financial Officers of FNFG are committed to the highest standards of integrity and professionalism when conducting and reporting the financial affairs of FNFG. This Code, the text of which is posted on FNFG's Internet Web site at www.fnfg.com, supplements FNFG's corporate-wide "Code of Ethics" that applies to all directors, officers and employees of FNFG.

For the purposes of this Code, the term "Senior Financial Officer" includes each of the following officers of FNFG:

o     Chief Executive Officer
o     Chief Operating Officer
o     Chief Financial Officer
o     Chief Lending Officer
o     Chief Administrative Officer
o     Chief Consumer Banking Officer
o     Chief Information Officer
o     Chief Financial Services Officer
o     Chief Corporate Development Officer
o     Corporate Controller
o     Corporate Treasurer
o     Internal Auditor
o     Investor Relations Officer
o All other officers employed in FNFG's Accounting, Treasury, Internal Audit, and Investor Relations departments.

For the purposes of this Code, the term "Senior Financial Officer" also includes the following officers of each subsidiary or affiliate of FNFG:

o     Chief Executive Officer
o     Chief Financial Officer
o     Principal Accounting Officer or Controller

II. STANDARDS OF CONDUCT

Each Senior Financial Officer of FNFG shall be bound by the following standards of integrity and professionalism when conducting and reporting the financial affairs of FNFG:

o     Honest and Ethical Conduct

Each Senior Financial Officer shall engage in honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between his or her personal and professional relationships.

o     Full Disclosure

Each Senior Financial Officer shall ensure that full, fair, accurate, timely and understandable disclosures are made in reports and documents that FNFG files with or submits to the Securities and Exchange Commission ("SEC"), to other regulatory agencies, and in other public communications made by FNFG.

o     Compliance with Laws, Rules and Regulations

Each Senior Financial Officer shall ensure that his or her respective functional area is in full compliance with applicable governmental laws, rules and regulations.

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                                                          Exhibit 14 (continued)

o     Reporting of Code Violations

Each Senior Financial Officer shall promptly report any known or suspected violation of this Code to FNFG's Audit Committee of the Board using the confidential "whistleblower" procedures established by FNFG for reporting questionable accounting or auditing practices or other significant business concerns. Where possible and appropriate, the identity of any person who reports a known or suspected violation of this Code as provided herein will be kept anonymous. FNFG prohibits retaliation of any kind against individuals who make good-faith reports of ethical violations or other known or suspected illegal conduct.

o     Accountability

Each Senior Financial Officer shall be held accountable for adherence to this Code. Accordingly, each Senior Financial Officer shall be required to sign, on an annual basis, a "Certificate of Acknowledgment" indicating that he or she has received, read, understands and agrees to comply in all respects with the provisions of this Code.

III. AMENDMENTS TO OR WAIVERS OF THIS CODE

Any amendment to or waiver of this Code must be approved by the Board of Directors of FNFG. A "waiver of this Code" is defined as a material departure from a provision of this Code. As a general rule, a waiver of this Code will not be approved unless necessary and warranted. FNFG will disclose any amendment to or waiver of this Code in the manner required by then applicable law, rule or listing standard.

October 21, 2003